Exhibit 99.1

BurgerFi to Report Third Quarter 2021 Financial Results on November 11, 2021

PALM BEACH, Fla., November 9, 2021 – BurgerFi International Inc. (NASDAQ: BFI, BFIIW) (“BurgerFi”), owner of one of the nation’s fastest-growing premium fast-casual and casual dining concepts through the BurgerFi brand, and the high-quality, casual dining brand Anthony’s Coal Fired Pizza & Wings, will report financial results for the third quarter ended September 30, 2021 on Thursday, November 11, 2021 before market hours. Management will host a conference call at 8:30 a.m. Eastern time on the same day to discuss the results.

The conference call will be broadcast live and available for replay on the Company’s Investor Relations website at ir.burgerfi.com. Participants can also access the call using the dial-in details below.

Date: Thursday, November 11, 2021

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (833) 693-0539

International dial-in number: (661) 407-1580

Conference ID: 2395757

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ICR at (646) 430-2216.

About BurgerFi International (Nasdaq: BFI, BFIIW)

Established in 2011, BurgerFi is among the nation's fastest-growing better burger concepts with 116 BurgerFi restaurants domestically and internationally as of September 30, 2021. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% American Angus Beef with no steroids, antibiotics, growth hormones, chemicals, or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes.  On November 3, 2021, BurgerFi completed the acquisition of Anthony’s Coal Fired Pizza & Wings with 61 company-owned locations in eight states. BurgerFi was named QSR Magazine's Breakout Brand of 2020, Fast Casual's 2021 #1 Brand of the Year, a "Top Restaurant Brand to Watch" by Nation's Restaurant News in 2019 and is included in Inc. Magazine's Fastest Growing Private Companies List. In 2021, in Consumer Report’s Chain Reaction Report, BurgerFi was praised for serving “no antibiotic beef” across all of its restaurants and Consumer Reports awarded BurgerFi an "A-Grade Angus Beef" rating for the third consecutive year. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and 'Like' BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Investor Relations:

ICR

Lynne Collier
IR-BFI@icrinc.com

646-430-2216

Company Contact:
BurgerFi International Inc.
IR@burgerfi.com

Media Relations Contact:

rbb Communications

Christine Parsons, Christine.Parsons@rbbcommunications.com